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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  May 18, 2006

                                   NUVIM, INC.
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             (Exact name of Registrant as specified in its charter)

                        Commission File Number 000-50508

                Delaware                                    13-4083851
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     (State or other jurisdiction of                     (I.R.S.  Employer
     incorporation or organization)                     Identification No.)

               12 North State Route 17, Paramus, New Jersey 07652
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                    (Address of Principal Executive Offices)

                                  201.556.1010
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              (Registrant's Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         Since the filing of the Quarterly Report on Form 10-QSB filed on May 17, 2006, the following securities have been sold:

         Sales for Cash

         On April 10, 2006, Paulsen Investment Company, Inc. the company that served as underwriter of NuVim's recently completed initial public offering of securities, and NuVim entered into a Placement Agent Agreement pursuant to which Paulsen would attempt to place up to 2,500,000 shares (subject to additional allocations with the consent of Paulsen and NuVim) of NuVim's common stock with accredited investors. Under the agreement a commission of seven percent would be paid to the selling broker and Paulsen would receive an unaccountable expense allowance of three percent of the total amount placed under the agreement. The agreement also provides that NuVim will use its best efforts to register the shares to be sold under the Securities Act of 1933, as amended within 120 business days of the sale of 2,500,000 shares. Paulson purchased the first 500,000 shares of NuVim's common stock for its own account for $100,000.

         On May 18, 2006, NuVim accepted twenty-two additional subscriptions resulting from private placements arranged by Paulson Investment Company, Inc. The investors purchased 2,470,000 shares of common stock for a total of $494,000. In addition, Paulson purchased an additional 37,500 shares in exchange for the cancellation of $7,500 of past due fees. The brokers placed each investment received a 7% commission and Paulson received a 3% unaccountable expense allowance. Each investor represented himself to be an accredited investor who was purchasing the common stock for his own investment and not for resale. They agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         Common Stock Issued for Services

         On May 9, 2006 NuVim issued 75,000 additional shares of its Common Stock to NuVim's Secretary as payment for additional services for the period ending December 31, 2006. Mark Siegel's relationship to NuVim qualifies him as an accredited investor. He accepted the shares for his own investment and agreed to restrictions on resale placed with NuVim's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6). The services for which the shares were issued are valued, pursuant to agreement between NuVim and Mr. Siegel at $15,000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     NUVIM, INC.


Date: May 22, 2006                                   By: /s/ Richard Kundrat
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                                                         Richard Kundrat, CEO

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